Exhibit 5(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT L
                                     to the
                          Investment Advisory Contract


                         Star International Equity Fund

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
0.75 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of September, 1997.



Attest:                                   STAR BANK, N.A.



/s/ Kirk Mentzer                    By: /s/ B. Randolph Bateman
           Assistant Secretary                      Vice President



Attest:                                         STAR  FUNDS



/s/ C. Grant Anderson               By: /s/ William Zimmer III
                     Secretary                             Trustee

                                                   Exhibit 5(vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT M
                                     to the
                          Investment Advisory Contract


                             Star Equity Index Fund

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
0.30 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.30 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of September, 1997.



Attest:                                   STAR BANK, N.A.



/s/ Kirk Mentzer                    By: /s/ B. Randolph Bateman
           Assistant Secretary                      Vice President



Attest:                                         STAR  FUNDS



/s/ C. Grant Anderson               By: /s/ William Zimmer III
                     Secretary                             Trustee




                                                  Exhibit 5(vii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT N
                                     to the
                          Investment Advisory Contract


                      Star Ohio Tax-Free Money Market Fund

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
0.55 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.55 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of September, 1997.



Attest:                                   STAR BANK, N.A.



/s/ Kirk Mentzer                    By: /s/ B. Randolph Bateman
           Assistant Secretary                      Vice President



Attest:                                         STAR  FUNDS



/s/ C. Grant Anderson               By: /s/ William Zimmer III
                     Secretary                             Trustee